Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as [●], 2025, is entered into by and among Spectral IP, Inc., a Texas corporation (the “Company”), and each of the Legacy SIM Holders party hereto (as defined below) (together with the Company, the “Parties”).

BACKGROUND

WHEREAS, the Company, Sauvegarder Investment Management, Inc., a Texas corporation (“Sauvegarder IM”), the shareholders of Sauvegarder IM, and, for the limited purposes set forth therein, Spectral AI, Inc. entered into that certain Stock Purchase Agreement, dated as of November 4, 2024 and amended on March 19, 2025, May 6, 2025 and June 2, 2025 (as amended, the “Purchase Agreement”);

WHEREAS, Sauvegarder IM entered into subscription agreements with certain investors (the “Bridge Investors”) to sell 2,520,090 shares of common stock of Sauvegarder IM on March 18, 2025, pursuant to which such investors agreed to purchase an aggregate of 1,680,060 common stock of Sauvegarder IM at a price per share of $4.00 (the “Bridge Shares”), plus an additional one-half (½) of a share of common stock for each share of Sauvegarder IM purchased (such bonus shares totaling an aggregate 840,030 shares (such shares, the “Bonus Shares”)) (the “Bridge Financing”);

WHEREAS, in connection with the Bridge Financing, Sauvegarder IM agreed to provide the Bridge Investors with certain registration rights; and

WHEREAS, in connection with the Reorganization and the Initial Public Offering, the Company desires (i) to assume the registration obligations of Sauvegarder IM under the Bridge Financing and (ii) to provide certain registration rights to certain existing shareholders of Sauvegarder IM as provided herein (the “Legacy SIM Holders”).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

DEFINITIONS

1.	Certain Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Board” means the board of directors of the Company.

“Bridge Financing Holders” means the holders of securities acquired in the Bridge Financing.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Closing” means the closing of the initial public offering of the Company.

“Closing Date” means the date the Closing occurs.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Deadline” has the meaning given to such term in Section 2(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means, unless and until such Person ceases to hold any Registrable Securities, the Bridge Financing Holders and the Legacy SIM Holders, and any holder of Registrable Securities to whom registration rights conferred by this Agreement have been Transferred in compliance with Section 10(e) hereof; provided, that such transferee shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Initial Resale Registration Statement” means the resale registration statement on Form S-1 (333-[●]), declared effective by the Commission on June [●], 2025.

“Legacy SIM Holders” has the meaning set forth in the recital.

“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (c) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions, or (d) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Parties” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (a) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (b) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; and (c) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law for the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means the shares of Common Stock held by the Holders as of the date hereof, and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3, or Form S-1 if Form S-3 is not available for use by the Company at such time (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Suspension Period” has the meaning given to such term in Section 10(b).

“Trading Market” means the Nasdaq Stock Market LLC.

“Transfer” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of Registrable Securities (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Registrable Securities are transferred or shifted to another Person.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2.	Registration.

(a) Initial Resale Registration.

Pursuant to the Purchase Agreement, the Company included the Bridge Shares acquired by the Bridge Financing Holders in the Bridge Financing on the Initial Resale Registration Statement filed in connection with the initial Public Offering.

(b) Subsequent Resale Registration.

The Company shall use commercially reasonable efforts to register for resale the Shares held by the Legacy SIM Holders on a Registration Statement on Form S-1 (the “Resale Registration Statement”); provided, however, that the Company’s obligations to include the Shares held by the Legacy SIM Holders Shares in the Resale Registration Statement are contingent upon such Legacy SIM Holders furnishing in writing to the Company such information regarding such Legacy SIM Holder, the securities of the Company held by such Legacy SIM Holder and the intended method of disposition of the Legacy SIM Holder as shall be reasonably requested by the Company to effect the registration of the Shares by providing the Legacy SIM Holder at least five (5) Business Days notice, and such Legacy SIM Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Resale Registration Statement during any customary blackout or similar period or as permitted hereunder. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Resale Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Resale Registration Statement shall register for resale such number of Shares held by Legacy SIM Holders which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Resale Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Resale Registration Statement has been declared effective by the Commission, within two (2) business days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. For the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Resale Registration Statement as a result of or in connection with the Holder’s review of any disclosure in the Resale Registration Statement. In no event shall Holder be identified as a statutory underwriter in the Resale Registration Statement unless requested by the Commission; provided, that if the Commission requests that Holders be identified as a statutory underwriter in the Resale Registration Statement, such Holders will have an opportunity to withdraw from the Resale Registration Statement. Holder shall not be entitled to use the Resale Registration Statement for an underwritten offering of such Shares.

(c) Piggyback Registrations.

(i) Following the closing of the initial Public Offering of the Company (or successor entity), the Company will notify (the “Piggyback Registration Notice”) all Holders of Registrable Securities in writing at least five (5) days prior to the anticipated filing date of any registration statement under the Securities Act registering for the sale of securities of the Company for its own account or the account of others (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating, respectively, to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with the Company’s stock option or other employee benefit plans). The Piggyback Registration Notice shall offer Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing which were not otherwise registered pursuant to Section 2(a) herein. The Company shall use best efforts to include in such registration statement (subject to any applicable Lock-Up Agreement) all of the Registrable Securities then held by such Holder for which the Company has received written requests for inclusion therein (the “Piggyback Registration Request”) within five (5) Business Days (or two (2) Business Days in the event of an underwritten offering) after sending the Piggyback Registration Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a piggyback registration by giving written notice to the Company of its request to withdraw; provided, that (A) such request must be made in writing prior to the effectiveness of such registration statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the piggyback registration as to which such withdrawal was made. Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.

(ii) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Resale Registration Statement. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2(c)(iii) hereof.

(iii) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2(c), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and up to $30,000 of reasonable fees and disbursements of one (1) counsel for the selling Holders (which counsel shall be selected by the holders of a majority of the Registrable Securities included in such Registration Statement) (the “Approved Holder Counsel Fees”) will be borne by the Company (collectively, the “Company Expenses”). Company Expenses shall not include any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder that exceeds the Approved Holder Counsel Fees.

3.	Obligations of the Company. Whenever required to affect the registration of any Registrable Securities under this Agreement, the Company will use commercially reasonable efforts to:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and use its commercially reasonable efforts to keep such registration statement effective for a period of eighteen (18) months after the initial effective date thereof, or for such shorter period ending on the date on which (i) there are no Registrable Securities then outstanding, or (ii) (a) the date on which all Registrable Securities held by such Holder may be sold or otherwise disposed of pursuant to Rule 144 under the Securities Act of 1993, as amended (or any successor provision), without restriction, including without limitation, volume limitations, manner-of-sale requirements, or current public information requirements; or (b) such time as all Registrable Securities have been sold pursuant to an effective registration statement or Rule 144;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

(e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

4.	Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 2(c) hereof that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as will be required to timely effect the registration of their Registrable Securities.

5.	Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2(c) hereof:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Subsection 5(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Subsection 5(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, the total amounts payable in indemnity by a Holder under this Subsection 5(b) in respect of any Violation will not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability it may have to any indemnified party otherwise than under this Section 5.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (“Final Prospectus”), such indemnity agreement will not inure to the benefit of any person if a copy of the Final Prospectus (i) was furnished to the indemnified party and (ii) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and Holders under this Section 5 will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

6.	Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) To the extent it shall be required to do so under the Exchange Act, use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) As long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act and is required to do so under the Exchange Act).

7.	Termination of the Company’s Obligations. The Company will have no obligations pursuant to Section 2 with respect to) any request or requests for registration made by any Holder on a date more than eighteen (18) months after the closing date of the first firmly underwritten public offering of Common Stock of the Company pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, on the terms and conditions approved by the Company’s board of directors.

8.	Miscellaneous.

(a) Assignment.

(i) The rights and obligations of a Holder under this Agreement with respect to any Registrable Securities of a Holder shall be automatically assigned, and may only be assigned, by such Holder to any transferee or assignee of all or any portion of the Registrable Securities, if (i) such transfer or assignment (A) is not a sale or transfer pursuant to an effective registration statement under the Securities Act and (B) is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (iii) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned (a transferee or assignee meeting the foregoing conditions, a “Permitted Assignee”).

(ii) The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Securities Then Outstanding (other than by merger or consolidation or to a corporation which acquires the Company including by way of acquiring all or substantially all of the Company’s assets, if immediately after (and as a result of) such merger, consolidation, reorganization or sale, the Holders own equity securities of such other corporation, which shall not require such consent).

(b) Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities Then Outstanding. Any amendment or waiver effected in accordance with this Section 2(b) will be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

3. GENERAL PROVISIONS.

(a) Notices. Any notice, request or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given when personally delivered, deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, or sent by electronic-mail or facsimile when receipt is electronically confirmed (a) if to a Holder, at the address forth on Holder’s signature page of the Subscription Agreements or such more recent address of the holder provided to the Company in writing, and (ii) if to the Company, to the address set forth below:

Spectral IP, Inc.

78 SW 7th Street, Suite 500

Miami, FL 33130

Attention: David Kutcher

(b) Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

(c) Governing Law; Jurisdiction. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of New York, without regard to New York conflicts of law principles that would result in the application of the laws of any other jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York or the federal courts, in each case sitting in New York County, New York, and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(d) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement, without the necessity of posting bond or other security. Each of the Company and the Holders agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

(f) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

(g) Successors and Assigns. Subject to the provisions of Section 2(a), the provisions of this Agreement will inure to the benefit of, and will be binding upon, the successors and permitted assigns of the parties hereto.

(h) Captions. The captions to sections and subsections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

(i) Execution, Counterparts and Delivery. This Agreement may be executed in counterparts, and with respect to any Holder, by execution of an omnibus signature page to this Agreement and the applicable Subscription Agreement, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by the manual, facsimile or electronic signature of a party, and each party agrees that the electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures, to the extent and as provided for under applicable law. Executed counterparts of this Agreement may be delivered as originals or by facsimile transmission or e-mail transmission or through a web-based electronic signature platform (such as DocuSign or Adobe Acrobat Sign). For the purpose of this Section “electronic signature” shall mean data in electronic form which is attached to or logically associated with other data in electronic form and which is used by a signatory to sign and includes, without limitation, typing a name into a contract, inserting a signature (in the form of an image) into a contract or using a web-based electronic signature platform to generate an electronic representation of a handwritten signature or a digital signature using public key encryption technology.

(j) Costs and Attorneys’ Fees. In the event any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party will recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(k) Aggregation of Stock. All shares held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(l) Lock-Up Agreements. Nothing in this Agreement shall be construed to in any way limit or derogate from the provisions of any Lock-Up Agreements.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

SPECTRAL IP, INC.

By:
Name:
Title:

LEGACY SIM HOLDERS:

By:	[●]

By:
Name:	[●]
Title:	Authorized Person

Address for notice:
[●]

By:	[●]

By:
Name:	[●]
Title:	Authorized Person

Address for notice:
[●]

By:	[●]

By:
Name:	[●]
Title:	Authorized Person

Address for notice:
[●]

By:	[●]

By:
Name:	[●]
Title:	Authorized Person

Address for notice:
[●]

By:	[●]

By:
Name:	[●]
Title:	Authorized Person

Address for notice:
[●]